EXHIBIT 10.7


                                 SPORTSLINE USA
                     WEBSITE LINKING AND LICENSING AGREEMENT
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DATED AS OF SEPTEMBER 27, 1996                         CONTRACT #:

U S WEST INTERACTIVE SERVICES, INC. ("USW")            SPORTSLINE USA, Inc. ("SPORTSLINE")
9000 E. Nichols Avenue, Suite 100                      6340 N.W. 5th Way
Englewood, CO. 80112                                   Fort Lauderdale, FL 33309
CONTACT: Tom Cullen                                    CONTACT: Michael Levy
Phone: (303) 705-7667                                  Phone: (954) 351-2120
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1. PURPOSE: USW is providing, or planning to provide, an entertainment, education, and information service targeted at a local geographical level
(currently known as DIVE INsm) on numerous sites ("USW SITE(S)") on the World
Wide Web part of the Internet ("WWW"). SportsLine provides a sports news, information and related information service on the WWW ("SPORTSLINE SITES"). USW and SportsLine (the "PARTIES") each desire to provide links between their sites and engage in other activities related to their Internet sites ("SITES") on the terms and conditions set forth in this Agreement.

2.     RESPONSIBILITIES OF THE PARTIES:

       2.1.   LINKING/HOSTING.

                  2.1.1. Each Party hereby agrees to establish and maintain branded hypertext links ("SITE LINKS") from its Site(s) to the other Party's Site(s).

                  2.1.2. Each Party grants to the other Party during the term of this Agreement a non-exclusive, non-transferable, royalty free, worldwide, right and license to use its trade names, trademarks, service names and service marks ("MARKS") solely to the extent necessary to establish the Site links described above and otherwise carry out the provisions of this Agreement. Subject to each Party's approval rights, in using each other's Marks, each Party acknowledges and agrees that (a) it will use the other Party's Marks in the correct manner; b) the other Party's Marks are and shall remain the sole property of the other Party; (c) nothing in this Agreement shall confer in the Party any right of ownership in the other Party's Marks; and (d) the Party shall not now or in the future contest the validity of the other Party's Marks.

                  2.1.3. SportsLine shall:

                         (a) produce a co-branded entry page ("SPLASH PAGE") on
the SportsLine Site(s) between SportsLine's local product, "City Pages" which corresponds to USW's Dive In service for each USW Site(s).

                         (b) provide a Site link from the Splash Page back to
the USW Site(s) of origin via a "Back Button."

                         (c) if developed and maintained by SportsLine, list and
provide a Site link from SportsLine's appropriate business alliance index (or similar link listing index) to the USW Site(s).

                  2.1.4. USW shall:

                         (a) produce a co-branded entry page ("SPLASH PAGE") on
the USW Site(s) between the appropriate category on USW's Dive In service, which corresponds to SportsLine's local product, "City Pages."


                          CONFIDENTIAL and PROPRIETARY
The contents of this document are confidential and proprietary and many not be disclosed to any persons who do not have a need to know the contents hereof.

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                         (b) provide a Site link from the Splash Page back to
the SportsLine's Site(s) of origin via a "Back Button."

                         (c) If developed and maintained by USW, list and
provide a Site link from USW's appropriate business alliance index (or similar link listing index) to the SportsLine Site.

         2.2.  SITE DEVELOPMENT EFFORTS:

                         (a) USW and SportsLine will work together to
develop original local sports content for USW's DIVE IN service. It is contemplated that SportsLine will provide summary information (e.g. headlines, scores, etc.) to be hosted on USW's servers which would link to a series of co-branded pages on SportsLine's servers with further links through to the SportsLine Service generally. SportsLine and USW will work in good faith to develop an appropriate revenue model for this aspect of their business relationship, including licensing fees and other revenue sharing approaches for mutual compensation. In no event shall SportsLine be obligated to provide any information or content contemplated by this Section 2.2(a) in the absence of a separate written agreement between the parties settling forth their respective obligation and any agreed upon compensation therefor.

                         (b) USW and SportsLine will explore the potential of
creating a jointly branded web-site focused on local sports, building on the activities of both Parties in local markets.

         2.3.  PROMOTIONAL EFFORTS:

                  2.3.1.  SPECIFIC:

                         (a) USW and SportsLine will publicly designate and work
with each other as "official partners" for the relevant content category being pursued by each Party. USW will designate and work with SportsLine as the official provider of broad, in-depth information covering multiple sports, for USW's DIVE IN service scheduled for roll-out in the fall of 1996. Similarly, SportsLine will designate and work with USW as its official partner m the broadly-based local online services category, providing original local sports content and branded links to USW's DIVE IN service.

                         (b) SW will propose SportsLine to U S WEST Media
Group's cable group for possible inclusion of the SportsLine product in cable modem trials and commercial deployment.

                         (c) USW and SportsLine will make commercially
reasonable efforts to assist each other in procuring local and national advertising and sponsorships for their respective Sites and services related thereto and in sharing information and leads with each other, making introductions for each other to potential advertisers and sponsors and exchanging information regarding strategies and tactics.

                         (d) USW and SportsLine will explore the potential for
joint online and off-line promotions, such as search engine opportunities, media buys, and event sponsorships.

                         (e) For any Internet based "yellow page" offering that
SportsLine considers launching during the term of this Agreement utilizing the services of a third party, SportsLine agrees to provide USW with written notice describing the terms and conditions under which such "yellow page" offering would be provided ("PROPOSED ARRANGEMENT") including the identity of the third party and the geographical territories of the targeted markets of the third party for which the Proposed Arrangement would apply. USW shall have thirty (30) days from receipt of SportsLine's notice in which to elect to:

                             (1) provide a comparable "yellow page" offering on
the SportsLine service on terms and conditions at least as favorable as those set forth in the Proposed Arrangement; or


                          CONFIDENTIAL and PROPRIETARY
The contents of this document are confidential and proprietary and many not be disclosed to any persons who do not have a need to know the contents hereof.

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                             (2) decline the Proposed Arrangement as to the
geographical territories described in SportsLine's notice, in which case SportsLine shall have the right to enter into the Proposed Arrangement with the third party for the geographical territories covered in SportsLine's notice within six (6) months from the date on which USW elected to decline the Proposed Arrangement. The failure by USW to respond to SportsLine's notice within thirty
(30) days after receipt thereof shall be deemed an election by USW to decline the Proposed Arrangement. In the event that SportsLine does not so enter into such agreement within such six (6) month period, then SportsLine will again make available any such Proposed Arrangement to USW pursuant to the terms and conditions of this Section 2.3.1.

                  2.3.2. GENERAL: In addition to the above specified promotional activities, the Parties agree to work generally together in identifying and pursuing promotional activities which will enhance the value of their respective Sites. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any marketing, advertising, press releases, and all other promotional materials related to the Sites that reference the other Party and/or its trade names, trademarks, and service marks (the "MATERIALS"). Each Party shall solicit and reasonably consider the views of the other Party in designing and implementing such Materials. Once approved, the Materials (other than press releases) may be used by a Party for the purpose of promoting the Sites contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of materials may be depleted. Notwithstanding the foregoing, either Party may issue press releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other Party and, in such event, prompt notice thereof shall be provided to the Party.

         2.4.   MISCELLANEOUS:

                  2.4.1. Each party shall be solely responsible for supplying and managing its Sites at its own expense and neither party shall have any obligations whatsoever with respect thereto. Each Party shall manage, review, delete, edit, create, update and otherwise manage all content and services available on or through their respective Sites. Each Party acknowledges that neither Party has any obligation to pre-screen content posted by users of the Sites.

                  2.4.2. Each Party shall (a) provide each other with specified graphic files and Site link addresses and notify each other in advance of any changes in their respective URLs; and (b) use reasonable commercial efforts to provide monthly usage and demographic data regarding use of the Sites in relevant categories.

                  2.4.3. Each Party shall promptly inform the other of: (a) any information related to the Sites that could reasonably lead to a claim, demand, or liability of or against the other Party by any third party; and (b) any changes in their Sites which would substantially change the content m any area to which the other Party has linked.

                  2.4.4. Each Party retains the right, in its sole discretion, to immediately cease linking to the other Parties' Site if, in such Parties opinion, the other Parties' Site infringes on or violates any applicable law or regulation, any proprietary right of any third party or is defamatory, obscene, offensive or controversial.

                  2.4.5. Unless otherwise specified herein, the obligations and responsibilities of the Parties will not be on an exclusive basis, provided, however, the Parties agree that during the term of this Agreement, the obligations and responsibilities of each Party will be extended to the other party on terms which are no less favorable than those offered to any other person for similar services and quantities.

                  2.4.6. The Parties agree to work together under the terms of this Agreement on a limited noncompete basis. Each Party agrees not to solicit, or provide services comparable to those described in this Agreement to certain competitors of the other party's service, as identified in the Non-compete Schedule attached hereto, without the consent of the other party. However, in the event that SportsLine is solicited by any competitor of


                          CONFIDENTIAL and PROPRIETARY
The contents of this document are confidential and proprietary and many not be disclosed to any persons who do not have a need to know the contents hereof.

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USW's DIVE IN service listed on the Non-compete Schedule with an opportunity that would significantly benefit SportsLine's business, then this opportunity shall first be discussed with USW. If USW does not give its consent, SportsLine may, nevertheless present the opportunity to SportsLine's Board of Directors for consideration. If a majority of SportsLine's Board of Directors agrees, then SportsLine shall be entitled to pursue the opportunity with the competitor concerned. In such case, USW shall be relieved of its limited non-compete obligations and shall be free to form any relationship of any type with any competitor of SportsLine, including those identified in the Non-compete Schedule.

In the event that USW is solicited by any competitor of SportsLine's service listed on the Non-compete Schedule with an opportunity that would significantly benefit USW's DIVE IN business, then this opportunity shall first be discussed with SportsLine. If SportsLine does not give its consent USW may nevertheless elect, at its sole discretion, to pursue the opportunity. In such case, SportsLine shall be relieved of its limited non-compete obligations and shall be free to form any relationship of any type with any competitor of USW, including those identified in the Non-compete Schedule.

3.     FEES/PAYMENT:

         3.1. The Parties agree to pay the Fees/Payments set forth in the Fee/Payments Schedule attached hereto.

         3.2. Payment of all amounts due under this Agreement shall be made by the responsible Party within thirty 30 days of the end of each quarter (March 31, June 30, September 30, and December 31) and reports containing sufficient information for the calculation of such amounts will be provided to the Party receiving payment. In the event there is a dispute regarding the amount due, upon reasonable request, a Party will provide copies of all records or other documentation relevant to the calculation of such amounts. Other than for payments of fixed amounts, the Parties agree to maintain records supporting fees payable by either party for a period of 3 years following the date that the payment was made. The relevant portion of such records and accounts shall be available for inspection and audit by an auditing Party or its representative (but not more than once in any twelve (12) month period) during regular business hours and upon reasonable advance written notice.

         3.3. Each Party agrees to pay directly to the appropriate taxing authority, before delinquency, and file all tax returns and reports with respect to any and all federal, state and local taxes, assessment and public charges levied, assessed or imposed by any governmental authority by reason of the transactions contemplated herein, excluding any taxes on the income of the other Party.

4.     TERM/TERMINATION:

         4.1. The term of this Agreement shall begin on the public launch date of the first USW Site as determined by USW, and continue for two (2) years ("Initial Term"). USW shall provide written confirmation to SportsLine of the launch date once determined by USW. This Agreement shall be automatically extended for successive one (1) year periods (each a "Renewal Term") unless the Agreement has been terminated in accordance with this Paragraph 4.1. Either Party may terminate this Agreement (a) at any time in the event of a material breach by the other Party which remains uncured after fifteen (15) days written notice thereof; or (b) at any time for any reason on thirty (30) days prior written notice, which such termination shall not be effective until the commencement of the next Renewal Term hereof. Upon termination of this Agreement, each party shall terminate the links established pursuant to this Agreement and all other licenses granted herein shall terminate.

         4.2. This Agreement may be terminated immediately by SportsLine, without liability to USW, upon written notice to USW if SportsLine terminates or cancels the SportsLine Sites or any component thereof necessary to offer the Site links as contemplated hereby. This Agreement may be terminated immediately by USW, without liability to SportsLine, upon written notice to SportsLine, if USW terminates the USW Site(s) or any component thereof necessary to offer the Site links as contemplated hereby.


                          CONFIDENTIAL and PROPRIETARY
The contents of this document are confidential and proprietary and many not be disclosed to any persons who do not have a need to know the contents hereof.

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         4.3. Upon termination or expiration of this Agreement, each party shall (i) terminate the links established pursuant to this Agreement, and all licenses granted herein shall terminate; (ii) promptly return all Confidential Information and other information, documents, manuals, equipment and other materials belonging to the other party; and (iii) each party shall immediately cease using all Materials of the other party in any form.

5. CONFIDENTIALITY: Each Party acknowledges and agrees that any and all information emanating from the other Party's business and not publicly known, including, without limitation, the contents of this Agreement, technical processes and formulas, source codes, names, addresses and information about subscribers, product designs, customer lists, sales, costs and other unpublished financial information, product plans, and marketing data is confidential and proprietary information. Each Party agrees that it shall take reasonable steps, at least substantially equivalent to the steps as it takes to protect its own proprietary information, during the term of this Agreement, and for a period of one (1) year following expiration of termination of this Agreement, to prevent the duplication or disclosure of any such confidential and proprietary information, other than by or to its employees or agents who must have access to such information to perform such Party's obligations hereunder, who shall each treat such information as provided herein, and as may be required by either of the parties for public or private financing. If such information is publicly known, already known by, or in the possession of the non-disclosing Party; is independently developed by the non-disclosing Party; is thereafter rightly obtained by the non-disclosing Party from a source other than the disclosing Party; or is required to be disclosed by law, regulation, or court order; then there shall be no restriction of the use of such information.

6.     INTELLECTUAL PROPERTY RIGHTS:

         6.1. SportsLine shall be the sole and exclusive owner of all rights of any kind or nature in the SportsLine Sites (including, without limitation, all rights of copyright including compilation copyrights and any extension or renewals thereof,) and any modifications, upgrades, updates, enhancements, and related documentation, in perpetuity throughout the universe in all media now known or hereafter devised in and to any content, materials, screens, digital environments, user interfaces, sounds, images, titles, text, graphics, Site architecture, street scenes, buildings, other environments, other elements and characters created or developed by or for SportsLine.

         6.2. USW shall be the sole and exclusive owner of all rights of any kind or nature used, created or developed in connection with the USW Site(s) (including, without limitation, all rights of copyright including compilation copyrights and any extension or renewals thereof) and any modifications, upgrades, updates, enhancements, and related documentation, in perpetuity throughout the universe in all media now known or hereafter devised in and to any content, materials, screens, digital environments, user interfaces, sounds, images, titles, text, graphics, Site architecture, street scenes, buildings, other environments, other elements and characters created or developed by or for USW.

         6.3. If USW and SportsLine, pursuant to prior written agreement, jointly create any proprietary content as a part of this Agreement, the copyrights for any such jointly created proprietary content shall be jointly owned and controlled by both parties, and shall not be licensed to any third party without their joint approval.

7.     REPRESENTATIONS AND WARRANTIES:

         7.1. USW. USW represents and warrants to SportsLine that (a) the USW Site(s) are or will be functional internet sites accessible to subscribers and users of the internet; (b) the USW Site(s) do not and will not contain any content, materials, advertising or services that infringe on or violate any applicable law or regulation, any proprietary right of any third party or which is defamatory, obscene or offensive; (c) it has the right to grant the USW License and that the grant of the USW License does not and will not infringe on or violate any U.S. patent or any other proprietary right of any third party. In the event of an error, delay, defect, breakdown or failure of the USW Site(s), USW's obligation shall be limited to the use of reasonable diligence under the circumstances to restore USW Site operations.


                          CONFIDENTIAL and PROPRIETARY
The contents of this document are confidential and proprietary and many not be disclosed to any persons who do not have a need to know the contents hereof.

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         7.2. SPORTSLINE. SportsLine represents and warrants to USW that (a)
the SportsLine Sites are or will be functional internet sites accessible to subscribers and users of the internet; (b) the SportsLine Sites do not and will not contain any content, materials, advertising or services that infringe on or violate any applicable law or regulation, any proprietary right of any third party or which is defamatory, obscene or offensive; (c) it has the right to grant the SportsLine License and that the grant of the SportsLine License does not and will not infringe on or violate any U.S. patent or any other proprietary right of any third party. In the event of an error, delay, defect, breakdown or failure of the SportsLine Sites, SportsLine's obligation shall be limited to the use of reasonable diligence under the circumstances to restore SportsLine Sites operations.

8.     LIMITATION OF LIABILITY; DISCLAIMER; INDEMNIFICATION.

         8.1. LIABILITY. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS
SPECIFICALLY SET FORTH IN THIS AGREEMENT OR DAMAGES FROM PERSONAL INJURY OR PROPERTY DAMAGE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR (1) DIRECT DAMAGES IN EXCESS OF $ $100,000; OR (II) INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE USE OR INABILITY TO USE THE SITES OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS, EXCEPT THAT EITHER PARTY SHALL BE ENTITLED TO RECEIVE CONSEQUENTIAL DAMAGES FOR A BREACH OF SECTIONS 5 (CONFIDENTIAUTY) OR BREACH OF ANY LICENSES TO MARKS GRANTED UNDER THIS AGREEMENT IN AN AMOUNT NOT TO EXCEED $100,000.

         8.2. NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFCALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SITES INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

         8.3. INDEMNITY. Each Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third-party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("LIABILITIES"), resulting from the indemnifying Party's breach of any material duty, representation, or warranty contained in this Agreement, except there shall be no obligation to indemnify, defend, save and hold harmless where Liabilities result from the gross negligence or knowing and willful misconduct of the other Party .

         8.4. CLAIMS. Each Party agrees to (a) promptly notify the other Party in writing of any indemnifiable claim and (b) give the other Party the opportunity to defend or negotiate a settlement of any such claim at such other Party's expense, and cooperate fully with the other Party, at that other Party's expense, in defending or settling such claim. USW reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by SportsLine hereunder, and in such event, SportsLine shall have no further obligation to provide indemnification for such matter hereunder.

9.     GENERAL PROVISIONS:

         9.1. AFFILIATES. USW's rights and obligations under this agreement shall extend to any Affiliate of USW which owns or operates the USW Sites currently known as DIVE IN. Any such Affiliate shall be deemed a third party beneficiary under this Agreement. For purposes of this Agreement, the term ("AFFILIATE") means any entity which, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a party.


                          CONFIDENTIAL and PROPRIETARY
The contents of this document are confidential and proprietary and many not be disclosed to any persons who do not have a need to know the contents hereof.

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         9.2. AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by both Parties. This Agreement sets forth the entire agreement and supersedes any and all prior agreements, written or oral, of the Parties with respect to the transactions set forth herein.

         9.3. ASSIGNMENT. Neither this Agreement, nor any rights hereunder in whole or in part, shall be assignable or otherwise transferable by either Party; provided, that either Party may assign or transfer this Agreement and rights and obligations hereunder to any current or future Affiliate or successor, provided, such assignee carries on the business of the Sites contemplated in this Agreement and agrees in writing to the terms and conditions herein.

         9.4. COMPLIANCE WITH LAWS. This Agreement and the Parties' actions under this Agreement shall comply with all applicable federal, state, and local laws, rules, regulations, court orders, and governmental or regulatory agency orders including, but not limited to, consumer protection, truth in advertising and privacy laws or regulations.

         9.5. CONSTRUCTION. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect. There shall be no presumption for or against any Party as a result of such Party being the principle drafter of this Agreement.

         9.6. DISPUTE RESOLUTION. Any claim, controversy or dispute between the parties, the parties' Affiliates, their agents, employees, officers, directors ("DISPUTE") shall be resolved by arbitration conducted by a single arbitrator engaged in the practice of law and familiar with the Internet and commercial online services, under the then current rules of the American Arbitration Association ("AAA"). The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, not state law, shall govern the arbitrability of all Disputes. The arbitrator shall have authority to award compensatory damages only. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof. Each Party shall bear its own costs and attorneys' fees, and shall share equally in the fees and expenses of the arbitrator. The arbitration shall occur in the City and State of the party against whom the arbitration is brought and the laws of such state shall govern the construction and interpretation of the Agreement. It is expressly agreed that the Arbitrator shall be authorized to issue injunctive relief pending an award in arbitration and either Party may seek relief in an appropriate court of law to enforce such determination by an arbitrator.

         9.7. INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative, or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for, or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

         9.8. NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement, or to exercise any right under this Agreement, shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right m that or any other instance; rather, the same shall be and remain in full force and effect.

         9.9. NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (a) on the delivery date if delivered by electronic mail; (b) on the delivery date if delivered personally to the Party to whom the same is directed; (c) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt; or (d) five (5) business days after the mailing date whether or not actually received, if sent by


                          CONFIDENTIAL and PROPRIETARY
The contents of this document are confidential and proprietary and many not be disclosed to any persons who do not have a need to know the contents hereof.

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U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available, to the Contact at the address of the Party to whom the same is directed.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

US WEST INTERACTIVE SERVICES, INC.                       SPORTSLINE USA, INC.

/s/ JOHN O'FARRELL                                       /s/ MICHAEL LEVY
-----------------------------------                      -----------------------
John O'Farrell                                           Michael Levy
President                                                President
September 25, 1996                                        September 25, 1996




                          CONFIDENTIAL and PROPRIETARY
The contents of this document are confidential and proprietary and many not be disclosed to any persons who do not have a need to know the contents hereof.

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                              FEE/PAYMENT SCHEDULE

TO USW:

During the term of this Agreement and any extensions thereof, SportsLine shall pay USW, on a quarterly basis, for each customer referred from the USW Site(s) who purchases SportsLine's General Admission or Box Seat subscription services a one time fee and monthly royalty as follows:

    NUMBER OF NEW MEMBERS                                FEES PAYABLE
    ---------------------                                ------------
    (1) First25,000                                      $4 fee and$.10/month
    (2) Next 25,000 (25,001 to 50,000)                   $6 fee and $.15/month
    (3) Next 25,000 (50,001 to 75,000)                   $8 fee and $.20/month
    (4) above 75,000                                     $10 fee and $.25/month

The one time and monthly royalty fees shall only be applicable to a new paying member who has been on the service for a minimum of three (3) consecutive months. The monthly royalty shall be payable for up to twelve (12) months of consecutive service following the initial three month period regardless of whether this Agreement has been terminated.

TO SPORTSLINE:

In the event USW develops a subscription based service, it will negotiate reciprocal fee/payment arrangements with SportsLine similar to those provided by SportsLine to USW.

                          CONFIDENTIAL and PROPRIETARY
The contents of this document are confidential and proprietary and many not be disclosed to any persons who do not have a need to know the contents hereof.

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                          LIMITED NON-COMPETE SCHEDULE

FOR USW:

         (a)      America Online
         (b)      Microsoft's "Cityscape" and MSNBC or equivalent services.
         (c)      Pacific Telesis's "At Hand" or equivalent service
         (d)      "CitySearch"
         (e)      AT&T's "Hometown Network" or equivalent service.

FOR SPORTSLINE:

         (a)      ESPN's "Sportszone"
         (b)      America Online
         (c)      MSNBC Sports
         (d)      Fox
         (e)      CBS


                          CONFIDENTIAL and PROPRIETARY
The contents of this document are confidential and proprietary and many not be disclosed to any persons who do not have a need to know the contents hereof.


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